UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

GOOD SAM ENTERPRISES, LLC

(Exact name of company as specified in its charter)

Delaware	333-173290	13-3377709
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

2575 Vista Del Mar Drive
Ventura, CA 93001	(805) 667-4100
(Address of executive offices)	(Registrant’s telephone
number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On December 8, 2011, Good Sam Enterprises, LLC (the “Company”) removed James M. DeBruzzi as Executive Vice President and Chief Financial Officer of the Company, in connection with the termination without cause of Mr. DeBruzzi’s employment with the holding company (“HoldingCo”) that indirectly owns the Company and FreedomRoads Holding Company LLC, which operates RV dealerships across the United States.

Effective December 8, 2011, the Company elected Thomas M. Wolfe as Chief Financial Officer.  Mr. Wolfe served as the Company’s Chief Financial Officer since January 1, 2004 until he was replaced by Mr. DeBruzzi on September 27, 2011 when Mr. Wolfe was promoted to Executive Vice President — Operations of the Company.  Mr. Wolfe will also continue as Executive Vice President — Operations.  Mr. Wolfe served as the Company’s Executive Vice President and Chief Financial Officer from January 24, 2011 until September 27, 2011 when he became Executive Vice President — Operations and as Senior Vice President and Chief Financial Officer from January 1, 2004 until January 24, 2011.  Mr. Wolfe had been the Company’s Vice President and Controller from 1997 through 2003.  From 1991 to 1997, Mr. Wolfe was Vice President of Finance for Convenience Management Group, a privately-owned distributor of petroleum products and equipment.  From 1989 to 1991, Mr. Wolfe was Vice President and Controller of First City Properties, Inc.  Prior to 1989 and since 1983, Mr. Wolfe held a variety of staff and management positions at Deloitte & Touche LLP.

Item 9.01:  Financial Statements and Exhibits

a. Financial Statements:  N/A

b. Pro forma financial statements:  N/A

c. Shell company transactions:  N/A

d. Exhibits:  N/A

SIGNATURES

GOOD SAM ENTERPRISES, LLC
(Company)

Date: December 13, 2011	/s/ Brent Moody
Brent Moody
Executive Vice President and
Chief Administrative and Legal Officer